UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2017

EDGEWATER TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-20971	71-0788538
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

200 Harvard Mill Square, Suite 210

Wakefield, Massachusetts 01880

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (781) 246-3343

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02     DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On February 23, 2017, Edgewater Technology, Inc. (the “Company”), announced that the Company had received consents from the holders of a majority of its common stock in respect of Ancora Advisors, LLC’s (“Ancora”) previously announced consent solicitation. The written consent of the Company’s stockholders removed four then current members of the Board of Directors of the Company (the “Board”), replaced them with Ancora’s director nominees, and made certain changes to the Company’s governing documents to enable such actions.

The Board did not appoint any of Ancora’s director nominees (Matthew Carpenter, Frederick DiSanto, Jeffrey Rutherford and Kurtis Wolf) to any committees of the Board at the time of their election.

This Amendment No. 1 to Current Report on Form 8-K/A is being filed to report that, on February 24, 2017, the Board made the following appointments, which were effective as of February 24, 2017:

•	Appointed Mssrs. Rutherford and Wolf to the Company’s Audit Committee;

•	Appointed Mr. DiSanto to the Company’s Compensation Committee, additionally appointing Mr. DiSanto as the Compensation Committee Chair; and

•	Appointed Mssrs. Carpenter and Wolf, along with Mr. Timothy Whelan (an existing Board member), to the Company’s Governance and Nominating Committee, further appointing Mr. Whelan as the Governance and Nominating Committee Chair.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 27, 2017

EDGEWATER TECHNOLOGY, INC.

By:	/s/ Timothy R. Oakes
Name: Timothy R. Oakes
Title: Chief Financial Officer
(Principal Financial and Accounting Officer)